UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2008

 EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 14, 2008, the Company received written notification from NASDAQ that for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4) (the “Rule”). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company will be provided 180 calendar days, or until November 10, 2008, to regain compliance with respect to the bid price deficiency. If, at anytime before November 10, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the bid price deficiency can be satisfied. The Company could be delisted during this 180 day period for failure to maintain compliance with any other listing requirement which may occur during this period.

If compliance with this Rule cannot be demonstrated by November 10, 2008, NASDAQ staff will determine whether the Company meets The NASDAQ Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If it meets the initial listing criteria, NASDAQ will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, NASDAQ will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal NASDAQ’s determination to delist its securities to a Listing Qualifications Panel.

In order to comply with Marketplace Rule 4803(a), the Company will also issue a press release disclosing receipt of the NASDAQ letter and the NASDAQ rules upon which it was based.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

	(c)	Exhibits:

99.1 Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY MEDIA HOLDINGS CORPORATION

May 19, 2008	By:	/s/ Patrick G. Doran
Patrick G. Doran Chief Financial Officer

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